UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2023

Edesa Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court Markham, Ontario, Canada L3R 5H6
(Address of Principal Executive Offices)

(289) 800-9600

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 12, 2023, Edesa Biotech Research, Inc. (“Edesa Biotech Research”), a wholly owned subsidiary of Edesa Biotech, Inc. (the “Company”) and the Company, as guarantor, entered into a multi-year contribution agreement (the “Agreement”) with the Government of Canada. Pursuant to the Agreement, the Government of Canada committed up to CAD $23 million ($17 million USD) in partially repayable funding toward (i) conducting and completing the Company’s Phase 3 clinical study of its experimental drug EB05 (paridiprubart) in critical-care patients with Acute Respiratory Distress Syndrome (ARDS) caused by COVID-19 or other infectious agents, (ii) submitting EB05 for governmental approvals and manufacturing scale-up, following, and subject to, completing the Phase 3 study and (iii) conducting two non-clinical safety studies to assess the potential long-term impact of EB05 exposure (the “Project”). Edesa Biotech Research agreed to complete the Project, which will be conducted exclusively in Canada (except as permitted otherwise under certain circumstances), on or before December 31, 2025. The Company agreed to guarantee the complete performance and fulfillment of Edesa Biotech Research’s obligations under the Agreement. In the event Edesa Biotech Research fails to perform or otherwise satisfy any of its obligations related to the Agreement, the Company will become a primary obligor under the Agreement.

Of the CAD $23 million committed by the Government of Canada under the Agreement, CAD $5.75 million is not repayable. The remaining CAD $17.25 million is conditionally repayable starting in 2029 only if and when the Company earns gross revenue. The repayable portion would be payable over fifteen (15) years based on a percentage rate of the Company’s annual revenue growth. The maximum amount repayable under the Agreement is 1.4 times the original repayable amount. In addition, the Company is entitled to partial reimbursement of certain eligible expenses under the Agreement.

Under the Agreement, Edesa Biotech Research has agreed to certain financial and non-financial covenants and other obligations in relation to the Project, including (i) the achievement of certain headcount requirements in Canada, (ii) the maintenance of a collaboration with a Canadian research institute or post-secondary institutions, (iii) the maintenance of certain research and development expenditures in Canada, (iv) the maintenance of inclusive hiring practices and employee training and (v) the creation of an environmental sustainability plan. In addition, Edesa Biotech Research has granted notice and consent rights to the Government of Canada upon certain events related to a Change in Control (as defined in the Agreement).

For the term of the Agreement, Edesa Biotech Research must have exclusive ownership of all intellectual property (i) conceived, produced or developed in connection with the Project and (ii) that is required for the carrying out of the Project (the “Intellectual Property”). Pursuant to the Agreement, Edesa Biotech Research is required, subject to certain exceptions, to obtain the consent of the Government of Canada prior to granting any right or license to any of the Intellectual Property. Furthermore, the Government of Canada may require Edesa Biotech Research to assign, transfer or grant a license to use the Intellectual Property to the extent necessary to ensure a sufficient domestically-sourced supply of vaccines and/or treatments in response to COVID-19 if Edesa Biotech Research is unable to ensure such a supply.

Pursuant to the Agreement, certain customary events of default, such as the Company’s or Edesa Biotech Research’s breach of their covenants and obligations under the Agreement, their insolvency, winding up or dissolution, and other similar events, may permit the Government of Canada to declare an event of default under the Agreement. Upon an event of default, subject to applicable cure, the Government of Canada may exercise a number of remedies, including suspending or terminating funding under the Agreement, demanding repayment of funding previously received and/or terminating the Agreement.

The funding and any associated conditional repayments are not secured by any assets of Edesa Biotech Research or the Company.

The Agreement will expire on the later of December 31, 2042 or the date of the last repayment, unless earlier terminated, subject to certain provisions that extend three (3) years beyond the term or early termination of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed with the Company’s annual report on Form 10-K for the fiscal year ending September 30, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Items 1.01 and 8.01 is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure

On October 12, 2023, the Company issued a press release announcing the execution of the Agreement. The full text of the press release is attached hereto as Exhibit 99.1.

On October 12, 2023, the Company issued a press release announcing that it has entered into a binding commitment letter with Dr. Par Nijhawan, MD, the Company’s Chief Executive Officer and member of the Board of Directors of the Company related to a $10 million revolving credit facility agreement. The full text of the press release is attached hereto as Exhibit 99.2.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events

On October 12, 2023, the Company announced that it has entered into a binding commitment letter with Dr. Par Nijhawan, MD, the Company’s Chief Executive Officer and member of the Board of Directors of the Company related to a $10 million revolving credit facility agreement. The binding commitment letter provides for a revolving line of credit in the amount of up to $10 million, with $3.5 million available immediately upon the execution of the definitive agreement for the credit facility. Advances under the revolving credit facility will be subject to compliance with all applicable laws, and tied to a borrowing base consisting of eligible grant reimbursement receivables, future potential license fee receivables and any other accounts receivable. The binding commitment letter provides for an interest rate of the CIBC US Base-Interest Rate plus 300bps and a maturity date of March 31, 2026. The availability of the credit facility will be subject to finalization and execution of a definitive credit agreement and related documents.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 12, 2023.
99.2	Press Release, dated October 12, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: October 12, 2023	By:	/s/ Stephen Lemieux
	Name:	Stephen Lemieux
	Title:	Chief Financial Officer